Exhibit 23(b)


             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 1999, except for Note 13 for which the date is March 15, 1999, relating to the financial statements and financial statement schedules of RightCHOICE Managed Care, Inc., which appears in RightCHOICE Managed Care, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP
July 30, 1999